     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 16, 1997

                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              RAYCHEM CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      DELAWARE                                           94-1369731
            (STATE OR OTHER JURISDICTION                              (I.R.S. EMPLOYER
         OF INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)

              300 CONSTITUTION DRIVE, MENLO PARK, CALIFORNIA 94025
                                 (415) 361-3333
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  LARS LARSEN
                          VICE PRESIDENT AND TREASURER
                              RAYCHEM CORPORATION
                  300 CONSTITUTION DRIVE, MENLO PARK, CA 94025
                                 (415) 361-3333
          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                            ------------------------

               SARAH A. O'DOWD, ESQ.                               PAUL C. PRINGLE, ESQ.
               JO-ANNE SINCLAIR, ESQ.                              ERIC S. HAUETER, ESQ.
          HELLER EHRMAN WHITE & MCAULIFFE                             BROWN & WOOD LLP
               525 UNIVERSITY AVENUE                               555 CALIFORNIA STREET
            PALO ALTO, CALIFORNIA 94301                       SAN FRANCISCO, CALIFORNIA 94104
                   (415) 324-7000                                      (415) 772-1200

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
=============================================================================================================

                                                                           PROPOSED MAXIMUM
                                                          PROPOSED MAXIMUM     AGGREGATE
           TITLE OF SECURITIES             AMOUNT TO BE    OFFERING PRICE      OFFERING         AMOUNT OF
            TO BE REGISTERED             REGISTERED(1)(2)  PER SECURITY(3)    PRICE(1)(2)   REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
Debt Securities.......................... $400,000,000          100%       $400,000,000     $121,212
=============================================================================================================

(1) Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies, currency units or composite currencies.

(2) If any Debt Securities are issued at an original issue discount, then such greater amount as may be sold for an aggregate initial offering price of up to the proposed maximum aggregate offering price.

(3) Estimated solely for the purpose of computing the amount of registration fee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS (Subject to Completion)

Issued July 16, 1997

                                  $400,000,000

                              RAYCHEM CORPORATION
                                DEBT SECURITIES

                            ------------------------

     Raychem Corporation (the "Company") may offer and issue from time to time, together or separately, in one or more series, debentures, notes or other unsecured evidences of indebtedness (the "Debt Securities") of the Company. The aggregate initial public offering price of the Debt Securities offered by the Company hereby will not exceed $400,000,000 (or the equivalent in foreign currencies, currency units or composite currencies (each, a "Foreign Currency")). The Debt Securities will be offered at prices and on terms to be determined at the time such Debt Securities are offered for sale. The Debt Securities will be unsecured and unsubordinated indebtedness of the Company.

     When a particular series of Debt Securities is offered, a prospectus supplement (each, a "Prospectus Supplement") together with this Prospectus will be delivered setting forth the terms of such Debt Securities, including, where applicable, the specific designation of such series of Debt Securities, aggregate principal amount, maturity, rate or rates of any interest, interest commencement date, interest payment dates, record dates, any redemption provisions, any sinking fund provisions, denominations, the currency (if other than U.S. dollars) in which such Debt Securities are denominated or are payable, any index to be used for determining the amount of any payment of principal or interest, any additional covenants or events of default, whether such series of Debt Securities is issuable in the form of one or more global Debt Securities ("Global Securities"), any listing on a securities exchange, the initial public offering price, methods of distribution and any other specific terms of such Debt Securities.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------

     The Company may sell Debt Securities to or through underwriters, through dealers or agents, or directly to other purchasers. If any underwriters or agents are involved in the sale of Debt Securities in respect of which this Prospectus is being delivered, the names of such underwriters or agents, the amount proposed to be purchased by or sold through them, and any compensation to such underwriters or agents, will be set forth in the applicable Prospectus Supplement. The net proceeds to the Company from the sale of the applicable Debt Securities will also be set forth in the applicable Prospectus Supplement. See "Plan of Distribution."

                           MORGAN STANLEY DEAN WITTER

            , 1997

     CERTAIN PERSONS PARTICIPATING IN THE OFFERING OF THE DEBT SECURITIES MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE DEBT SECURITIES OR ANY SECURITIES THE PRICES OF WHICH MAY BE USED TO DETERMINE PAYMENTS ON THE DEBT SECURITIES. SPECIFICALLY, THE UNDERWRITERS OR AGENTS SPECIFIED IN THE RELEVANT PROSPECTUS SUPPLEMENT OR PRICING SUPPLEMENT MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR AND PURCHASE THE DEBT SECURITIES OR ANY SECURITIES THE PRICES OF WHICH MAY BE USED TO DETERMINE PAYMENTS ON THE DEBT SECURITIES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION" IN THIS PROSPECTUS AND "PLAN OF DISTRIBUTION" OR "UNDERWRITING" IN THE RELEVANT PROSPECTUS SUPPLEMENT.

     No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus or the accompanying Prospectus Supplement, and any such other information, or representations, if given or made, must not be relied upon as having been so authorized. The delivery of this Prospectus and the accompanying Prospectus Supplement or any sale made hereunder or thereunder at any time does not imply that the information included or incorporated by reference herein or therein is correct as of any time subsequent to its date. Neither this Prospectus nor the accompanying Prospectus Supplement constitutes an offer to sell or a solicitation of an offer to buy any of the securities offered hereby or thereby in any jurisdiction where, and to any person to whom, it is unlawful to make such offer or solicitation.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at such address. Such reports, proxy statements and other information can also be inspected at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison, Chicago, Illinois 60661, and at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission and the address of such site is http://www.sec.gov.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents, which have been filed by the Company with the Commission, are hereby incorporated by reference in this Prospectus:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996; and

     (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1996, December 31, 1996 and March 31, 1997.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in the relevant Prospectus Supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Upon written or oral request directed to Investor Relations, Raychem Corporation, MS 111/8610, 300 Constitution Drive, Menlo Park, California 94025, telephone (415) 361-3333, the Company will provide, without charge, to any person to whom this Prospectus is delivered, a copy of any document incorporated by reference in this Prospectus (not including exhibits to any such document except to the extent any such exhibits are specifically incorporated by reference in the information incorporated in this Prospectus).

                      ------------------------------------

     STATEMENTS MADE IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL FACT ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE EXCHANGE ACT. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE RISKS DESCRIBED IN THIS PROSPECTUS (AND THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND OTHER DOCUMENTS INCORPORATED HEREIN BY REFERENCE) WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE STATEMENTS MADE AND INCORPORATED BY REFERENCE HEREIN.

                                  THE COMPANY

     The Company, founded in 1957, is a broadly based materials science company serving both domestic and international markets. The Company develops, manufactures and sells a variety of high-performance products used by customers in the aerospace, appliance, automotive, cable television, computer, defense, industrial and commercial infrastructure, mass transit, medical, and telecommunications industries and by other original equipment manufacturers.

     The Company's principal domestic facilities are located in Menlo Park and Redwood City, California, and in Fuquay-Varina, North Carolina. Additional facilities of significant size are located in Belgium, Germany, Ireland, Japan, Mexico, the People's Republic of China, and the United Kingdom. The Company's principal executive offices are located at 300 Constitution Drive, Menlo Park, California 94025, and its telephone number is (415) 361-3333. Unless otherwise expressly stated or the context otherwise requires, the term "Company" means Raychem Corporation and its consolidated subsidiaries.

                                USE OF PROCEEDS

     Unless otherwise indicated in an accompanying Prospectus Supplement, the Company will use the net proceeds from the sale of the Debt Securities offered hereby for general corporate purposes. Pending such uses, the Company will invest the net proceeds of the offering in marketable securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table below sets forth the ratios of earnings to fixed charges of the Company and its consolidated subsidiaries for the periods indicated.

                                           NINE MONTHS
                                              ENDED
                                            MARCH 31,                  YEAR ENDED JUNE 30,
                                          --------------     ----------------------------------------
                                          1997      1996     1996     1995     1994     1993     1992
                                          -----     ----     ----     ----     ----     ----     ----
Ratio of Earnings to Fixed Charges......  11.13     6.31     6.70     2.94     1.93     1.98     1.27

     In the calculation of the ratio of earnings to fixed charges, "earnings" consists of income before income taxes, extraordinary item and changes in accounting principle, adjusted to add back fixed charges (excluding capitalized interest) and equity in net loss of Ericsson Raynet joint venture. "Fixed charges" consist of interest on all indebtedness, including both amounts expensed and amounts capitalized, and the applicable portion of rental expense which approximates the interest portion of lease payments.

                         DESCRIPTION OF DEBT SECURITIES

     The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. Certain other specific terms of any particular series of Debt Securities will be described in the applicable Prospectus Supplement. To the extent that any particular terms of the Debt Securities described in a Prospectus Supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such Prospectus Supplement.

     The Debt Securities are to be issued in one or more series under an Indenture (the "Indenture") between the Company and Chase Trust Company of California, as Trustee (the "Trustee"). The Debt Securities offered pursuant to this Prospectus will be limited to U.S. $400,000,000 aggregate initial public offering price (or (i) its equivalent (based on the applicable exchange rate at the time of offering or issuance), if Debt Securities are issued with principal amounts denominated in one or more Foreign Currencies as shall be designated by the Company, or (ii) if Debt Securities are issued at an original issue discount, such greater amount as shall result in an initial public offering price of up to $400,000,000 (or the equivalent thereof in one or more Foreign Currencies)). The statements herein relating to the Debt Securities and the Indenture are summaries and are subject to the detailed provisions of the Indenture. A copy of the form of Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms capitalized in this Prospectus. Whenever particular Sections or defined terms of the Indenture are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated herein or therein by reference. As used in this "Description of Debt Securities," all references to the "Company" mean Raychem Corporation excluding, unless the context otherwise requires or unless otherwise expressly stated, its subsidiaries.

GENERAL

     The Debt Securities will be unsecured and unsubordinated obligations of the Company and will rank as to priority of payment equally with all other unsubordinated and unsecured indebtedness of the Company. See "-- Ranking of Debt Securities; Holding Company Structure." The Indenture does not limit the aggregate amount of Debt Securities which may be issued thereunder, nor does it limit the incurrence or issuance of other debt of the Company.

     The Indenture provides that the Debt Securities may be issued from time to time in one or more series. The Company may establish the terms of a series of Debt Securities in or pursuant to a supplemental indenture or a resolution of its Board of Directors (which term, as defined in the Indenture, includes any duly authorized committee of the Board of Directors). The Indenture provides the Company with the ability to "reopen" a series of Debt Securities and to issue additional Debt Securities of such series. (Section 3.1 of the Indenture.)

     Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities being offered thereby for the terms of such Debt Securities, including, where applicable: (1) the specific designation of such Debt Securities; (2) any limit upon the aggregate principal amount of such Debt Securities; (3) the date or dates on which the principal of and premium, if any, on such Debt Securities is payable or the method of determining such date or dates; (4) the rate or rates (which may be fixed, variable or zero) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined; (6) the date or dates on which interest, if any, will be payable and the record date or dates therefor; (7) the place or places where the principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; (8) the period or periods within which, the price or prices at which, the currency (if other than U.S. dollars) in which, and the other terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of the Company;
(9) the obligation, if any, of the Company to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a holder and the period or periods within which, the price or prices at which, and the other terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation; (10) the denominations in which such Debt Securities are authorized to be issued (if other than denominations of $1,000 and integral multiples thereof in the case of Debt Securities in registered form and denominations of $5,000 in the case of Debt Securities in bearer form); (11) the currency (if other than U.S. dollars) in which such Debt Securities are denominated and/or in which such Debt Securities are stated to be payable; (12) if the amount of payments of principal of or premium, if any, or interest, if any, on such Debt Securities shall be determined with reference to an index, formula or other method (which index, formula or other method may be based on a currency other than that in which such Debt Securities are stated to be payable), the index, formula or other method by which such amount shall be determined; (13) if the amount of payments of principal of or premium, if any, or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method based on the prices of securities or commodities, with reference to changes in the prices of particular securities or commodities or otherwise by application of a formula, the index, formula or other method by which such amount shall be determined; (14) if other than the entire principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined;
(15) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered at the close of business on the applicable record date; (16) provisions, if any, granting special rights to the holders of such Debt Securities upon the occurrence of such events as may be specified; (17) any addition to, or modification or deletion of, any Event of Default or any covenant of the Company specified in the Indenture with respect to such Debt Securities; (18) any Additional Amounts the Company will pay on Debt Securities of that series held by a person who is not a U.S. Person in respect of taxes, assessments or similar governmental charges; (19) whether such Debt Securities shall be in registered or bearer form or both; (20) if the defeasance and covenant defeasance provisions hereinafter described will not be applicable to such Debt Securities; (21) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent Global Securities and, if so, the identity of the depository for such Global Security or Securities and whether beneficial interests in such Global Securities may be exchanged for definitive certificated Debt Securities; and (22) any other terms pertaining to such Debt Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange. (Section 3.1 of the Indenture.)

     Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities will be issued only in fully registered form without coupons or in the form of one or more Global Securities as specified below under " -- Global Securities." Unless the Prospectus Supplement relating thereto specifies otherwise, Debt Securities denominated in U.S. dollars will be issued only in denominations of U.S. $1,000 and any integral multiple thereof (if in registered form) or in denominations of U.S. $5,000 (if in bearer form). (Section 3.2 of the Indenture.) The Prospectus Supplement relating to Debt Securities denominated in a Foreign Currency will specify the authorized denominations thereof. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to such Debt Securities and the payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement. Bearer Debt Securities will be transferable by delivery. (Section 3.5 of the Indenture.)

     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable Prospectus Supplement.

     If the amount of payments of principal of or premium, if any, or interest, if any, on Debt Securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such Debt Securities and such index or formula and securities or commodities will be described in the applicable Prospectus Supplement.

     If the principal of or premium, if any, or interest, if any, on Debt Securities of any series are payable in a Foreign Currency, the restrictions, federal income tax consequences, specific terms and other information with respect to such Debt Securities and such Foreign Currency will be described in the applicable Prospectus Supplement.

RANKING OF DEBT SECURITIES; HOLDING COMPANY STRUCTURE

     The Debt Securities will be unsecured and unsubordinated obligations of the Company and will rank as to priority of payment equally with all other unsecured and unsubordinated indebtedness of the Company.

     The Debt Securities are obligations exclusively of the Company. Although a significant portion of the Company's consolidated assets is held by the Company directly, the remainder of the Company's consolidated assets is held by its subsidiaries. Accordingly, the cash flow of the Company and the consequent ability to service its debt, including the Debt Securities, are in part dependent upon the results of operations of such subsidiaries.

     In addition, the Debt Securities will be effectively subordinated to all existing and future liabilities (including indebtedness, trade payables, lease obligations and letter of credit obligations) of the Company's subsidiaries. Therefore, the Company's rights and the rights of its creditors, including the holders of the Debt

Securities, to participate in the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of such subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary, in which case the claims of the Company would still be effectively subordinate to any security interests in, or mortgages or other liens on, the assets of such subsidiary and would be subordinate to any indebtedness of such subsidiary senior to that held by the Company. Although certain debt instruments to which the Company and its subsidiaries are parties impose limitations on the incurrence of additional indebtedness, both the Company and its subsidiaries retain the ability to incur substantial additional indebtedness and other liabilities.

PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

     Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Debt Securities will be made in the designated currency at the office or agency maintained for that purpose by the Company in the Borough of Manhattan, The City of New York (or other place set forth in the applicable Prospectus Supplement), except that, at the option of the Company, interest payments, if any, on Debt Securities in registered form may be made (i) by checks mailed to the persons entitled thereto at their registered addresses or
(ii) by transfer to an account maintained by the persons entitled thereto. (Section 3.7(a) and 9.2 of the Indenture.) Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on a Debt Security in registered form will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest. (Section 3.7(a) of the Indenture.)

     Payment in respect of Debt Securities in bearer form will be made in the currency and in the manner designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Company may appoint from time to time. The paying agents outside the United States initially appointed by the Company for a series of Debt Securities in bearer form will be named in the Prospectus Supplement.

     The Company may at any time designate additional paying agents or rescind the designation of any paying agents with respect to the Debt Securities of any series, except that, if Debt Securities of a series are issuable as registered Debt Securities, the Company will be required to maintain a paying agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as bearer Debt Securities, the Company will be required to maintain, subject to any applicable laws and regulations, a paying agent in a Place of Payment outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 9.2 of the Indenture.)

     Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York (or other place set forth in the applicable Prospectus Supplement). (Sections 3.5 and 9.2 of the Indenture.) Debt Securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith. (Section 3.5 of the Indenture.)

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depository (the "Depository") identified in the applicable Prospectus Supplement and registered in the name of the Depository or a nominee for the Depository. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository for such series or a nominee of such successor Depository and except in the circumstances, if any, described in the applicable Prospectus Supplement. (Section 3.5 of the Indenture.)

     The Company expects that the following provisions will apply to depository arrangements with respect to any portion of a series of Debt Securities to be represented by a Global Security. Any additional specific terms of the depository arrangement will be described in the applicable Prospectus Supplement.

     Upon the issuance of any Global Security, and the deposit of such Global Security with or on behalf of the Depository for such Global Security, the Depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions ("Participants") that have accounts with the Depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold interest through Participants. Ownership of beneficial interests by Participants in such Global Security will be shown on, and the transfer of such beneficial interests will be effected only through, records maintained by the Depository for such Global Security or by its nominee. Ownership of beneficial interests in such Global Security by persons that hold through Participants will be shown on, and the transfer of such beneficial interests within such Participants will be effected only through, records maintained by such Participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.

     So long as the Depository for a Global Security, or its nominee, is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement and except as specified below, owners of beneficial interests in such Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depository and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the Indenture.

     The Depository may grant proxies and otherwise authorize Participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the Indenture. The Company understands that, under existing industry practices, if the Company requests any action of holders or any owner of a beneficial interest in such Global Security desires to give any notice or take any action a holder is entitled to give or take under the Indenture, the Depository would authorize the Participants to give such notice or take such action, and Participants would authorize beneficial owners owning through such Participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on Debt Securities represented by a Global Security registered in the name of a Depository or its nominee will be made by the Company to such Depository or its nominee, as the case may be, as the registered owner of such Global Security.

     The Company expects that the Depository for any Debt Securities represented by a Global Security, upon receipt of any payment of principal, premium or interest, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depository. The Company also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names", and will be the responsibility of such Participants. None of the

Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests. (Section 3.8 of the Indenture.)

     Unless otherwise specified in the applicable Prospectus Supplement, a Global Security of any series will be exchangeable for certificated Debt Securities of the same series only if (i) the Depository for such Global Securities notifies the Company that it is unwilling or unable to continue as Depository or such Depository ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in either case, a successor Depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility,
(ii) the Company in its sole discretion determines that such Global Securities shall be exchangeable for certificated Debt Securities or (iii) there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Debt Securities of such series. Upon any such exchange, owners of beneficial interests in such Global Security or Securities will be entitled to physical delivery of individual Debt Securities in certificated form of like tenor and terms equal in principal amount to such beneficial interests, and to have such Debt Securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by such Depository's relevant Participants (as identified by such Depository) to the Trustee.

     The Debt Securities of a series may also be issued in whole or in part in the form of one or more bearer global securities (a "Bearer Global Security") that will be deposited with or on behalf of a Depository, or with a nominee for such Depository, identified in the applicable Prospectus Supplement. Any such Bearer Global Securities may be issued in temporary or permanent form. (Section
3.4 of the Indenture.) The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of Debt Securities to be represented by one or more Bearer Global Securities will be described in the applicable Prospectus Supplement.

     The following is based on information furnished to the Company:

     In the event that the Depository Trust Company ("DTC") acts as Depository for the Global Securities of any series, such Global Securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully registered Global Security will be issued with respect to each $200 million (or such other amount as shall be permitted by DTC from time to time) of principal amount of the Debt Securities of a series, and an additional certificate will be issued with respect to any remaining principal amount of such series.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers and banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     To facilitate subsequent transfers, the Debt Securities are registered in the name of DTC's nominee, Cede & Co. The deposit of the Debt Securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Debt Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts Debt

Securities are credited, which may or may not be the beneficial owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

     Delivery of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners of Debt Securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. consents or votes with respect to the Debt Securities. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Debt Securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

     If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Debt Securities of a series represented by Global Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

     To the extent that any Debt Securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the Global Security repaid by the Company, through its Participant, to the Trustee, and shall effect delivery of such interest in a Global Security by causing the Direct Participant to transfer the Direct Participant's interest in the Global Security or Securities representing such interest, on DTC's records, to the Trustee. The requirement for physical delivery of Debt Securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the Global Security or Securities representing such Debt Securities are transferred by Direct Participants on DTC's records.

     DTC may discontinue providing its services as securities depository with respect to the Debt Securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, Debt Security certificates are required to be printed and delivered as described above.

     The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Debt Security certificates will be printed and delivered as described above.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

CERTAIN DEFINITIONS

     "Attributable Debt" in respect of a Sale and Leaseback Transaction means, as of the time of determination, the present value (discounted at the rate per annum equal to the rate of interest implicit in the lease involved in such Sale and Leaseback Transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales or similar contingent amounts) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include the amount of such penalty, but no rental payments shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Consolidated Net Tangible Assets" means, with respect to the Company as at any date, the total assets of the Company and its consolidated Subsidiaries determined in accordance with GAAP as they appear on the most recently prepared consolidated balance sheet of the Company as of the end of a fiscal quarter, less (i) all liabilities shown on such consolidated balance sheet that are classified and accounted for as current liabilities or that otherwise would be considered current liabilities under GAAP; and (ii) all assets shown on such consolidated balance sheet that are classified and accounted for as intangible assets or that otherwise would be considered intangible assets under GAAP, including, without limitation, franchises, patents and patent applications, trademarks, brand names and goodwill.

     "Debt" means indebtedness for borrowed money or evidenced by bonds, notes, debentures or other similar instruments.

     "Funded Debt" means Debt of the Company or any of its Subsidiaries which, under GAAP, would appear as indebtedness on the most recent consolidated balance sheet of the Company, which matures by its terms more than 12 months from the date of such consolidated balance sheet or which matures by its terms in less than 12 months but by its terms is renewable or extendible beyond 12 months from the date of such consolidated balance sheet at the option of the borrower.

     "GAAP" means generally accepted accounting principles in the United States as in effect on the date of application thereof.

     "Lien" means any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement or other encumbrance of any nature whatsoever.

     "Person" means any individual, corporation, business trust, partnership, joint venture, joint-stock company, limited liability company, association, company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Principal Property" means any manufacturing, processing, distribution, research, research and development, warehousing or principal administration facility (including, without limitation, land, fixtures and equipment) owned or leased by the Company or any Subsidiary (including any of the foregoing acquired or leased after the date of the Indenture) and located within the United States of America, other than any of the foregoing which the Board of Directors of the Company by Board Resolution and in good faith declares, together with all other manufacturing, processing, distribution, research, research and development, warehousing and principal administration facilities (including, without limitation, land, fixtures and equipment) previously so declared, are not of material importance to the business conducted by the Company and its Subsidiaries taken as an entirety.

     "Restricted Subsidiary" means any Subsidiary of the Company which (i) owns or leases a Principal Property and (ii) (A) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States of America or (B) which is incorporated or organized under the laws of any state of the United States of America or the District of Columbia.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of any Principal Property, whether owned at the date of the Indenture or thereafter acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Principal Property.

     "Subsidiary" means (i) any corporation, at least a majority of the total voting power of whose outstanding Voting Stock is at the date of determination owned, directly or indirectly, by the Company and/or one or more other Subsidiaries of the Company, and (ii) any Person (other than a corporation) in which the Company and/or one or more other Subsidiaries of the Company own, directly or indirectly, at the date of determination, at least a majority ownership interest.

     "Voting Stock" means, with respect to any corporation, securities of any class or series of such corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors of the corporation.

CERTAIN COVENANTS

     The Indenture will contain, among others, the following covenants:

     Limitation on Liens. The Company will not, and will not permit any Subsidiary to, incur, assume or guarantee any Debt secured by a Lien on any Principal Property or on any Debt or shares of capital stock of, or other ownership interests in, any Restricted Subsidiary ("Secured Debt") (whether such Principal Property, Debt, capital stock or ownership interests are owned or outstanding at the date of the Indenture or thereafter acquired or issued, as the case may be) if, immediately after giving effect thereto, the sum, without duplication, of (a) the aggregate principal amount of all Secured Debt (other than Excluded Debt) and (b) the aggregate amount of all Attributable Debt in respect of Sale and Leaseback Transactions (other than Excluded Transactions) would exceed 15% of the Company's Consolidated Net Tangible Assets, unless the Company provides, concurrently with or prior to the incurrence, assumption or guarantee of such Secured Debt, that the Debt Securities shall be secured equally and ratably with (or, at the option of the Company, prior to) such Secured Debt.

     The provisions described in the foregoing paragraph shall not apply to Debt secured by the following Liens ("Excluded Debt"):

          (i) (A) Liens existing as of the date of the Indenture or (B) Liens relating to contracts entered into by the Company or any Subsidiary prior to the date of the Indenture (including, but not limited to, Liens to secure all or any part of the indebtedness incurred pursuant to the lease financings initially entered into as of April 11, 1996);

          (ii) Liens on any Principal Property, Debt, shares of capital stock or other ownership interests existing at the time of acquisition thereof (whether such acquisition is direct or by merger, acquisition of stock or assets or otherwise) by the Company or any of its Subsidiaries, provided such Liens were not created in contemplation of or in connection with such acquisition;

          (iii) Liens upon or with respect to any Principal Property acquired, constructed, refurbished or improved by the Company or any of its Subsidiaries after the date of the Indenture which (A) are created, incurred or assumed contemporaneously with, or within 180 days after, the latest to occur of the acquisition (whether by merger, acquisition of stock or assets or otherwise), or the completion of construction, refurbishment or improvement, or the commencement of commercial operation, of such Principal Property, and (B) secure or provide for the payment of any part of the purchase price of such Principal Property or the cost of such construction, refurbishment or improvement; provided, however, that in the case of any such construction, refurbishment or improvement, the Lien shall relate only to Debt reasonably incurred to finance such construction, refurbishment or improvement;

          (iv) Liens securing Debt owing by any Subsidiary to the Company or to any other Subsidiary;

          (v) Liens in favor of governmental bodies to secure advance, progress or other payments pursuant to any contract or statute;

          (vi) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (vii) Liens for taxes not yet due or which are being contested by the Company in good faith; and

          (viii) Liens for the sole purpose of extending, renewing or replacing in whole or in part the Debt secured thereby referred to in the foregoing clauses (i) to (vii), inclusive, or in this clause (viii); provided, however, that the Debt excluded pursuant to this clause (viii) shall be excluded only in an amount not to exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or part of the Principal Property, Debt, shares of capital stock or other ownership interests, as the case may be, subject to the Lien so extended, renewed or replaced (plus refurbishment of or improvements on or to such Principal Property).

  Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any of its Subsidiaries to, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction involving any Principal Property (whether such Principal Property is owned at the date of the Indenture or thereafter acquired), if, immediately after giving effect thereto, the sum, without duplication, of (a) the aggregate principal amount of all Secured Debt (other than Excluded Debt) and (b) the aggregate amount of all Attributable Debt in respect of Sale and Leaseback Transactions (other than Excluded Transactions) would exceed 15% of the Company's Consolidated Net Tangible Assets. The provisions set forth in the immediately preceding sentence shall not apply to any Sale and Leaseback Transaction (an "Excluded Transaction") if (w) within 180 days from the effective date of such Sale and Leaseback Transaction, the Company or such Subsidiary applies an amount not less than the greater of (i) the net proceeds of the sale of the Principal Property sold pursuant to such Sale and Leaseback Transaction or (ii) the fair value (as determined by the Company) of such Principal Property to retire (other than pursuant to any mandatory prepayment or retirement) Funded Debt of the Company or any Subsidiary (other than Funded Debt held by the Company or any Subsidiary of the Company), including, for this purpose, any currently maturing portion of such Funded Debt, or to purchase other property having a fair value (as determined by the Company) at least equal to the fair value (as determined by the Company) of the Principal Property sold in such Sale and Leaseback Transaction, (x) such Sale and Leaseback Transaction occurs within 180 days after the latest to occur of the date of acquisition by the Company or such Subsidiary, completion of construction or commencement of commercial operations of the Principal Property sold pursuant to such transaction, (y) such Sale and Leaseback Transaction (A) is between the Company and any Subsidiary or between any Subsidiaries, or (B) is entered into prior to the date of the Indenture (including, but not limited to, the lease financings initially entered into as of April 11, 1996), or (z) at the time such Sale and Leaseback Transaction is entered into, the term of the related lease to the Company or such Subsidiary of the Principal Property sold pursuant to such transaction is three years or less.

CONSOLIDATION, MERGER OR SALE BY THE COMPANY

     The Indenture will provide that the Company will not consolidate or merge with or into, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its assets to, any Person unless (i) the Person formed by or surviving any such consolidation or merger (if other than the Company) or which acquires the Company's assets is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or which acquires the Company's assets expressly assumes all of the obligations of the Company under the Debt Securities and the Indenture and (iii) immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing.

     Upon any such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition in which the Company is not the continuing corporation, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, conveyance, assignment, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named as the Company therein and thereafter (except in the case of a lease) the Company shall be released from its obligations under the Indenture and the Debt Securities.

     The Indenture will contain no covenants or other specific provisions to afford protection to holders of the Debt Securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described above.

EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

     The Indenture will provide that, if an Event of Default specified therein occurs with respect to the Debt Securities of any series and is continuing, the Trustee or the holders of 25% in aggregate principal amount of all of the outstanding Debt Securities of that series, by written notice to the Company (and to the Trustee for such series, if notice is given by such holders of Debt Securities), may declare the principal of (or, if the Debt

Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount specified in the Prospectus Supplement) and accrued interest on all the Debt Securities of that series to be due and payable. (Section 5.2 of the Indenture.)

     Events of Default with respect to Debt Securities of any series are defined in the Indenture as being: (a) default in payment of any interest on any Debt Security of that series or any coupon appertaining thereto or any Additional Amount payable with respect to Debt Securities of such series as specified in the applicable Prospectus Supplement when due and continuance of such default for 30 days; (b) default in payment of principal of or premium, if any, on any Debt Security of such series when due (whether at maturity, upon redemption, repayment at the option of the Holder or otherwise) or default in the making of a mandatory sinking fund payment in respect of any Debt Securities of that series when due; (c) default by the Company in the performance or breach of any other covenant or warranty of the Company in the Indenture or any Debt Security of such series (other than a covenant or warranty included in the Indenture solely for the benefit of series of Debt Securities other than that series) which shall not have been remedied for a period of 60 days after notice to the Company by the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding; (d) default under any bond, note, debenture or other evidence of Debt of the Company, or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any Debt of the Company, which results in the acceleration of such Debt in an aggregate principal amount exceeding $20,000,000 and such acceleration is not rescinded or annulled or such Debt is not paid in full, or there has not been deposited in trust a sum of money sufficient to pay in full such Debt, within 30 days after the written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities of such series then outstanding; and (e) certain events of bankruptcy, insolvency or reorganization of the Company. (Section 5.1 of the Indenture.) Events of Default with respect to a specified series of Debt Securities may be added to the Indenture and, if so added, will be described in the applicable Prospectus Supplement. (Sections 3.1 and 5.1(7) of the Indenture.)

     The Indenture will provide that the Trustee will, subject to certain exceptions, within 90 days after the occurrence of a Default with respect to the Debt Securities of any series, give to the holders of the Debt Securities of that series notice of all Defaults known to it unless such Default shall have been cured or waived. "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default. (Section 1.1 of the Indenture.)

     The Indenture will provide that the holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 5.8 of the Indenture.)

     The Indenture will include a covenant that the Company will file annually with the Trustee a certificate as to the Company's compliance with all conditions and covenants of the Indenture. (Section 9.7 of the Indenture.)

     The holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series by notice to the Trustee may waive, on behalf of the holders of all Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences except (i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest, if any, on any Debt Security of such series, or (ii) in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of each holder of a Debt Security of such series affected. (Section 5.7 of the Indenture.)

MODIFICATION OF THE INDENTURE

     The Indenture will contain provisions permitting the Company and the Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Debt Securities in order, among other things: (i) to evidence the succession of another Person to the Company and the assumption of the covenants of the Company in the Indenture and in the Debt Securities by such successor to the Company; (ii) to add to the covenants of the Company or surrender any right or power of the Company; (iii) to add additional Events of Default with respect to all or any series of Debt Securities; (iv) to add or change any provisions to such extent as necessary to facilitate the issuance of Debt Securities in bearer form or in global form; (v) to amend or supplement any provision of the Indenture or any Debt Securities, provided that such amendment or supplement does not apply to any outstanding Debt Security issued prior to the date of such supplemental indenture and entitled to the benefits of such provision; (vi) to secure the Debt Securities;
(vii) to establish the form or terms of Debt Securities; (viii) to evidence and provide for successor Trustees; (ix) if allowed without penalty under applicable laws and regulations, to permit payment in respect of Debt Securities in bearer form in the United States; (x) to cure any ambiguity or correct any mistake or to correct or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action does not adversely affect the interests of any holder of Debt Securities of any series; or (xi) to comply with the Trust Indenture Act of 1939. (Section 8.1 of the Indenture.)

     The Indenture also will contain provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by such supplemental indenture, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying the rights of the holders of Debt Securities of such series; provided, however, that no such supplemental indenture may, without the consent of the holder of each Debt Security affected thereby: (i) change the stated maturity of principal of or premium, if any, or interest, if any, on any Debt Security; (ii) reduce the principal of, or any installment of principal of, or premium, if any, or interest, if any, on, or the rate of interest on, any Debt Security, or change the manner in which the amount of any of the foregoing is determined; (iii) reduce the amount of premium, if any, payable upon the redemption of any Debt Security or the repurchase by the Company of any Debt Security at the option of the holder thereof; (iv) reduce the amount of principal payable upon acceleration of the maturity of any Original Issue Discount Security or Indexed Security; (v) change the currency in which any Debt Security or any premium or interest thereon is payable; (vi) change the index, securities or commodities with reference to which or the formula by which the amount of principal thereof or any premium or interest thereon is determined; (vii) impair the right to institute suit for the enforcement of any payment on or after the stated maturity or redemption date or date of repurchase at the option of the holder of any Debt Security; (viii) reduce the percentage in principal amount of the outstanding Debt Securities of any series the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (ix) change the obligation of the Company to maintain an office or agency in the places and for the purposes specified in the Indenture; or (x) modify the provisions relating to waiver of certain defaults or any of the foregoing provisions. (Section 8.2 of the Indenture.)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     Upon the direction of the Company, the Indenture shall cease to be of further effect with respect to any series of Debt Securities issued thereunder specified by the Company (subject to the survival of certain provisions thereof) when (i) either (A) all outstanding Debt Securities of such series and, in the case of Debt Securities in bearer form, all coupons appertaining thereto have been delivered to the Trustee for cancellation (subject to certain exceptions) or (B) all Debt Securities of such series and, if applicable, any coupons appertaining thereto, have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and the Company has deposited with the Trustee, in trust, funds in such currency in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal, premium, if any, and interest, if any, to the date of such deposit (if such Debt Securities have become due and payable) or to the maturity or redemption date thereof, as the case may be, (ii) the Company has paid all other sums payable under the Indenture with respect to the Debt Securities of such series, and (iii) certain other conditions are met.

     Unless otherwise provided in the applicable Prospectus Supplement, the Company may elect with respect to any series of Debt Securities either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for, among other things, the obligations to register the transfer of and exchange such Debt Securities, to replace temporary or lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold monies for payment in trust) ("defeasance"), or (b) to be released from its obligations with respect to such Debt Securities under certain restrictive covenants set forth in the Indenture (including the covenants described herein under "-- Certain Covenants" and "-- Consolidation, Merger or Sale by the Company") and such other restrictive covenants, if any, as may be set forth in the applicable Prospectus Supplement, and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Debt Securities of such series ("covenant defeasance"), in either case upon the irrevocable deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money in an amount in such currency in which such Debt Securities are payable, and/or Government Obligations (as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will provide money in an amount, sufficient to pay the principal of and any premium and any interest on such Debt Securities, and any mandatory sinking fund payments thereon, on the scheduled due dates therefor or the applicable redemption date, as the case may be.

     Such defeasance or covenant defeasance shall only be effective if, among other things, (i) it shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound, (ii) the Company has delivered to the Trustee an opinion of counsel to the effect that the holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, (iii) if the monies or Government Obligations deposited are sufficient to pay the outstanding Debt Securities of such series provided such Debt Securities are redeemed on a particular redemption date, the Company shall have given the Trustee irrevocable instructions to redeem such Debt Securities on such date, and (iv) no Event of Default or Default with respect to the Debt Securities of such series shall have occurred and be continuing on the date of the aforesaid deposit into trust or, solely insofar as an Event of Default or Default arising from the circumstances specified in clause (e) of the second paragraph under " -- Events of Default, Notice and Certain Rights on Default" above are concerned, at any time during the period ending on the 91st day after the date of such deposit into trust.

     Unless otherwise provided in the applicable Prospectus Supplement, if after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series,
(a) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to the Indenture or the terms of such Debt Security to receive payment in a currency other than that in which such deposit has been made in respect of such Debt Security, or (b) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium, if any, and interest, if any, on such Debt Security as the same becomes due out of the proceeds yielded by converting the funds or Government Obligations so deposited in respect of such Debt Security into the currency in which such Debt Security becomes payable as a result of such election or such Conversion Event based on (x) in the case of payments made pursuant to clause
(a) above, the applicable market exchange rate for such Foreign Currency in effect on the second business day prior to each payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.

     "Conversion Event" means the cessation of use of (i) a Foreign Currency both by the government of the country or the confederation which issued such Foreign Currency and, for the settlement of transactions, by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Union or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established.

     In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than with respect to a covenant as to which there has been covenant defeasance, the amount of monies and/or

Government Obligations deposited with the Trustee to effect such covenant defeasance may not be sufficient to pay amounts due on such Debt Securities at the time of any acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

     The applicable Prospectus Supplement may further describe the provisions, if any, permitting or restricting such defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

GOVERNING LAW

     The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

THE TRUSTEE

     Chase Trust Company of California will be the Trustee under the Indenture. The Company may also maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business.

                              PLAN OF DISTRIBUTION

     The Company may, from time to time, sell Debt Securities (1) through underwriters or dealers, (2) directly to one or more purchasers, or (3) through agents. A Prospectus Supplement will set forth the terms of the offering of the Debt Securities offered thereby, including the name or names of any underwriters, the purchase price of the Debt Securities, the proceeds to the Company from the sale, any underwriting discounts and commissions, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange or market on which the Debt Securities may be listed. Only underwriters so named in such Prospectus Supplement are deemed to be underwriters in connection with the Debt Securities offered thereby.

     If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Debt Securities of the series offered by the Prospectus Supplement if any of the Debt Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Debt Securities may also be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offering and sale of Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the related Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

     Debt Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom such Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such Debt Securities.

     In order to facilitate the offering of the Debt Securities, any underwriters or agents, as the case may be, involved in the offering of such Debt Securities may engage in transactions that stabilize, maintain or otherwise affect the price of the Debt Securities or any other securities the prices of which may be used to determine payments on such Debt Securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such Debt Securities for their own account. In addition, to cover overallotments or to stabilize the price of such Debt Securities or any such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such Debt Securities or any such other securities in the open market. Finally, in any offering of such Debt Securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing such Debt Securities in the offering if the syndicate repurchases previously distributed Debt Securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Debt Securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

     Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, the Company in the ordinary course of business.

                                 LEGAL MATTERS

     The validity of the issuance of the Debt Securities offered hereby and certain related matters will be passed upon for the Company by the Vice President and General Counsel of the Company, and Heller Ehrman White & McAuliffe, Palo Alto, California, the Company's counsel. At July 16, 1997, the Vice President and General Counsel beneficially owned 24,697 shares of Common Stock of the Company (including options to purchase Common Stock of the Company) and attorneys in the firm of Heller Ehrman White & McAuliffe who are directly involved in the representation of the Company owned, in the aggregate, 200 shares of Common Stock of the Company. Brown & Wood LLP, San Francisco, California, will act as counsel for any underwriters or agents.

                                    EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated as follows:

    Securities and Exchange Commission Registration Fee.......................  $121,212
    Rating Agency Fees and Expenses*..........................................    60,000
    Blue Sky Fees and Expenses*...............................................    10,000
    Legal Fees and Expenses*..................................................    80,000
    Accounting Fees and Expenses*.............................................    60,000
    Printing and Engraving Expenses*..........................................    50,000
    Trustee Fees and Expenses*................................................    10,000
    Miscellaneous*............................................................     8,788
                                                                                --------
      Total...................................................................   400,000
                                                                                ========

---------------
* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation contains a provision that eliminates directors' personal liability as set forth above.

     Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     In addition, Article 8 of the Registrant's Amended and Restated Certificate of Incorporation provides as follows:

  Limitation of Liability and Indemnification of Directors.

     A.  Elimination of Certain Liability of Directors.

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for beach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     B.  Indemnification and Insurance.

     (1) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), whether the basis of the proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service with respect to an employee benefit plan) in advance of the final disposition of the proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if ultimately it shall be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (2) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of this Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     (3) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     The Company has purchased directors and officers liability insurance which would indemnify the directors and officers of the Company against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER                                       DESCRIPTION
------   ------------------------------------------------------------------------------------
   1.1   Form of Underwriting Agreement
   4.1   Form of Indenture between the Company and Chase Trust Company of California
   4.2   Form of Note
   5.1   Opinion of Heller Ehrman White & McAuliffe
  12.1   Calculation of Ratios of Earnings to Fixed Charges
  23.1   Consent of Heller Ehrman White & McAuliffe (included in Exhibit 5.1)
  23.2   Consent of Price Waterhouse LLP
  24.1   Powers of Attorney (see page II-5)
  25.1   Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Chase Trust Company of California

ITEM 17.  UNDERTAKINGS

     A.  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 16th day of July, 1997.

                                          RAYCHEM CORPORATION

                                          By:    /s/ RICHARD A. KASHNOW
                                            ------------------------------------
                                            Richard A. Kashnow
                                            President and Chief Executive
                                              Officer

                      POWER OF ATTORNEY TO SIGN AMENDMENTS

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Richard A. Kashnow and Raymond J. Sims, or either or them, each with full power of substitution, such person's true and lawful attorneys-in-fact and agents for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and all registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the following capacities as of July 16th, 1997.

                  SIGNATURE                                         TITLE
---------------------------------------------   ----------------------------------------------

           /s/ RICHARD A. KASHNOW               President, Chief Executive Officer and
---------------------------------------------     Chairman of the Board (Principal Executive
             Richard A. Kashnow                   Officer)
             /s/ RAYMOND J. SIMS                Senior Vice President and Chief Financial
---------------------------------------------     Officer (Principal Financial Officer)
               Raymond J. Sims

           /s/ DEIDRA D. BARSOTTI               Vice President and Controller (Principal
---------------------------------------------     Accounting Officer)
             Deidra D. Barsotti

             /s/ RICHARD DULUDE                 Director
---------------------------------------------
               Richard Dulude

            /s/ JAMES F. GIBBONS                Director
---------------------------------------------
              James F. Gibbons

                  SIGNATURE                                         TITLE
---------------------------------------------   ----------------------------------------------


             /s/ JOHN P. MCTAGUE                Director
---------------------------------------------
               John P. McTague

             /s/ DEAN O. MORTON                 Director
---------------------------------------------
               Dean O. Morton

               /s/ ISAAC STEIN                  Director
---------------------------------------------
                 Isaac Stein

             /s/ CHANG-LIN TIEN                 Director
---------------------------------------------
               Chang-Lin Tien

            /s/ CYRIL J. YANSOUNI               Director
---------------------------------------------
              Cyril J. Yansouni

                               INDEX TO EXHIBITS

                                                                                     SEQUENTIALLY
ITEM                                                                                   NUMBERED
NO.                                DESCRIPTION OF ITEM                                   PAGE
----   ----------------------------------------------------------------------------  ------------
 1.1   Form of Underwriting Agreement..............................................
 4.1   Form of Indenture between the Company and Chase Trust Company of
       California..................................................................
 4.2   Form of Note................................................................
 5.1   Opinion of Heller Ehrman White & McAuliffe..................................
12.1   Calculation of Ratios of Earnings to Fixed Charges..........................
23.1   Consent of Heller Ehrman White & McAuliffe (included in Exhibit 5.1)........
23.2   Consent of Price Waterhouse LLP.............................................
24.1   Powers of Attorney (see page II-5)..........................................
25.1   Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Chase Trust Company of California............................